UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8‑K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 8, 2015

RESOLUTE ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-34464	27-0659371
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1700 Lincoln Street, Suite 2800 Denver, CO	80203
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  303-534-4600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

Resolute Energy Corporation (the “Company”) held its Annual Meeting of Stockholders on June 8, 2015. Of the 77,423,098 shares of common stock issued and outstanding as of the record date, 68,519,418 shares of common stock (approximately 88.50%) were present or represented by proxy at the Annual Meeting. The results of the voting on the matters submitted to the stockholders are as follows:

(1) Election of Nicholas J. Sutton and Gary L. Hultquist as Class III Directors, to serve until the 2018 annual meeting of stockholders or until their successors have been duly elected and qualified:

NAME	FOR	WITHHELD	BROKER NON-VOTES
Nicholas J. Sutton	50,945,621	653,830	16,919,967
Gary L. Hultquist	28,692,683	22,906,768	16,919,967

(2) Election of Thomas O. Hicks, Jr. as a Class II Director, to serve until the 2017 annual meeting of stockholders or until his successor has been duly elected and qualified:

NAME	FOR	WITHHELD	BROKER NON-VOTES
Thomas O. Hicks, Jr.	51,082,641	516,810	16,919,967

(3) Approval, by non-binding advisory vote, of the compensation paid to the Company’s Named Executive Officers:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
15,008,390	36,400,220	190,841	16,919,967

(4)  An approval of an amendment to the Company’s 2009 Performance Incentive Plan to (i) increase the maximum number of shares available for award under the plan by 3,100,000 shares and (ii) make certain other administrative amendments to the plan:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
50,824,696	753,930	20,825	16,919,967

(5)  An approval to (i) effect a reverse stock split of our common stock at any time prior to December 31, 2015 at one of seven reverse split ratios, 1-for-2, 1-for-5, 1-for-10, 1-for-15, 1-for-20, 1-for-25 or 1-for-30, as determined by our Board of Directors in its sole discretion, and (ii) if and when the reverse stock split is effected, reduce the number of authorized shares of our common stock by the reverse split ratio determined by our Board of Directors:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
65,162,387	3,196,202	160,826	3

(6) Ratification of the selection of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015:

FOR	AGAINST	ABSTAIN
66,692,224	122,066	1,705,128

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 9, 2015	RESOLUTE ENERGY CORPORATION

	By:	/s/ Michael N. Stefanoudakis
Michael N. Stefanoudakis
Senior Vice President